                                                                    Exhibit 10.8

                              AMENDED AND RESTATED

                           REVOLVING CREDIT AGREEMENT


         THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Agreement") made and entered into as of this 1st day of September, 1995, by and between National HealthCare L.P., a Delaware limited partnership (formerly known as National HealthCorp L.P.) ("BORROWER") and National HealthCare Corporation, a Tennessee corporation (formerly known as National Health Corporation) ("NATIONAL").

                              W I T N E S S E T H:

         WHEREAS, National extended a revolving credit loan in the amount of 550,000,000 (the "$50,000,000 LOAN") to Borrower evidenced by that certain Revolving Credit Note dated December 16, 1988 executed by Borrower to the order of National in the original principal amount of $50,000,000 (the "NOTE") pursuant to the terms of that certain Revolving Credit Agreement dated December 16, 1988 executed by and between Borrower and National (the "AGREEMENT");

         WHEREAS, National obtained the funds to loan to Borrower under the $50,000,000 Loan by selling $50,000,000 of National common stock to National Health Corporation Leveraged Employee Stock Ownership Trust) (now known as National HealthCare Corporation Leveraged Employee Stock Ownership Trust) (the "TRUST");

         WHEREAS, the Trust obtained the funds to purchase the National common stock from a loan made by Third National Bank in Nashville ("TNB"), Irving Trust Company ("IT"), Sovran Bank/Central South ("SCS") and SouthTrust Bank of Alabama ("ST") pursuant to a Loan and Security Agreement dated December 16, 1988 executed by and among Trust, Borrower, National, TNB, IT, SCS, ST and TNB as Agent (the "LOAN AGREEMENT");

         WHEREAS, the Loan Agreement benefitted the Borrower;

         WHEREAS, Borrower transferred certain assets of Borrower to National Health Investors, Inc., a Maryland corporation ("NHI") in 1991 and NHI guaranteed, jointly and severally with National and the Borrower, the indebtedness described in the Loan Agreement;

         WHEREAS, at the request of Borrower, National and NHI, the Lenders to the Loan Agreement have agreed to limit the joint and several guarantee obligations of Borrower and National to thirty-eight percent (38 %) of the indebtedness described in the Loan Agreement and limit the guarantee obligation of NHI to sixty-two percent (62%) of the indebtedness described in the Loan Agreement;

         WHEREAS, Borrower, National and NHI have agreed to likewise allocate the credit extended under the $50,000,000 Loan between Borrower and NHI by thirty-eight percent (38 %) and sixty-two percent (62 %), respectively, and NHI has agreed to assume repayment for sixty-two percent (62%) of the amounts outstanding under the Note as of September 1, 1995, all as pursuant to the terms of that certain Revolving Credit Agreement dated as of September 1, 1995 executed by and between NHI and National and that certain Revolving Credit Note dated as of September 1, 1995 executed by NHI to the order of National in the principal amount of $31,000,000 in connection therewith;

         WHEREAS, National and Borrower desire to amend the Agreement and Note to reflect the reduction in the commitment to Borrower and to reflect other changes to the terms of the Agreement;

         WHEREAS, National and Borrower desire to amend and restate the Agreement as hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the foregoing premises, and the covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which are acknowledged hereby, Borrower and National hereby agree to amend and restate the Agreement as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1. or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa):

         "ADJUSTED TANGIBLE NET WORTH" means Adjusted Tangible Net Worth as defined in Section 7.1(a) of this Agreement.

         "AFFILIATE" means:

                  (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is National; and

                  (b) Any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Sections 414(c) and 414(o) of the Code) with National; and

                  (c) Any other corporation, partnership, or other organization that is a member of an affiliated service group (within the meaning of Sections 414(m) and 414(o) of the Code) with National.


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         "BONY" means Irving Trust Company later known as The Bank of New York.

         "CLOSING" means Closing as defined in Section 5.1. of this Agreement.

         "CLOSING DATE" means December 16, 1988.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT" means (a) from the Closing Date until September 1, 1995, the obligation of National to extend credit to the Borrower pursuant to this Agreement in the aggregate principal amount of up to Fifty Million and No/100 Dollars ($50,000,000) as set forth in Section 2.1. of this Agreement and (b) from September 1, 1995, the obligation of National to extend credit to the Borrower pursuant to this Agreement in the aggregate principal amount of up to Nineteen Million and No/100 Dollars ($19,000,000) as set forth in Section 2.1. of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESOP" means an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code and the regulations thereunder, qualified under Section 401(a) of the Code.

         "EVENT OF DEFAULT" means any Event of Default as such term is defined in Article IX herein.

         "FANB" means First American National Bank.

         "FCB" means First City Bank.

         "FUNB" means First Union National Bank of Tennessee, formerly known as Dominion Bank of Middle Tennessee.

         "FUNDED DEBT" means Funded Debt as defined in Section 7.1.(a) of this Agreement.

         "GAAP" means generally accepted accounting principles at any date of determination in respect of a company or entity conducting a business the same as or similar to that of the company or entity being studied, including, without limitation, those set forth in applicable bulletins, opinions, pronouncements, statements and interpretations issued by the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied.


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         "INDEBTEDNESS" means all amounts owing under this Agreement and all indebtedness evidenced by the Note, including accrued interest thereon, and any and all costs and expenses incurred by National in enforcing or protecting its rights with respect to the Note, including, but not limited to, reasonable attorneys' fees.

         "IRS" means the Internal Revenue Service.

         "LOAN" means any borrowing under this Agreement and/or any extension of credit by National to or for Borrower pursuant to this Agreement or any other Loan Documents, including any renewal, amendment, extension or modification thereof.

         "LOAN AGREEMENT" means the Loan and Security Agreement dated December 16, 1988 by and among the Borrower, National, Trust, BONY, SBT, ST and TNB and TNB as Agent, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 17, 1991 executed by Trust, Borrower, National, TNB, ST and TNB as Agent, as amended by that certain Second Amendment to Loan and Security Agreement dated as of October 17, 1991 executed by Trust, Borrower, National, TNB, ST and TNB as Agent, as amended by that certain Third Amendment to Loan and Security Agreement dated December 31, 1991 executed by Trust, Borrower, National, TNB, ST, FUNB and TNB as Agent, as amended by that certain Fourth Amendment to Loan and Security Agreement dated May 21, 1992 executed by Trust, Borrower, National, TNB, ST, FUNB, FANB, FCB and TNB as Agent, as amended by that certain Fifth Amendment to Loan and Security Agreement dated December 30, 1993 executed by Trust, Borrower, National, NHI, TNB, ST, FUNB, FANB, FCB and TNB as Agent, as amended by that certain Sixth Amendment to Loan and Security Agreement dated May 31, 1994 executed by Trust, Borrower, National, NHI, TNB, ST, FUNB, FANB, FCB and TNB as Agent, as amended by that certain Seventh Amendment to Loan and Security Agreement dated as of September 1, 1995 executed by Trust, Borrower, National, NHI, TNB, ST, FUNB, FANB, FCB and TNB as Agent, and as may be hereinafter amended, modified or restated from time to time.

         "LOAN DOCUMENTS" means Loan Documents as defined in Section 3.2. of this Agreement.

         "MAINTENANCE CAPITAL EXPENDITURES" means, with respect to any Person, expenditures for the improvement, maintenance or renovation of assets which are capitalized in accordance with GAAP, but specifically excluding, without limitation, the expansion of existing nursing homes or other healthcare related facilities and the acquisition, development or construction of new property.

         "MAINTENANCE CAPITAL EXPENDITURE AMOUNT" means, with respect to Borrower for any period, the greater of (a) actual Maintenance Capital Expenditures made during such period or (b) Five Hundred Dollars ($500.00) per bed owned or leased by Borrower during such period or any portion thereof.


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         "MEMBER" means a participant of the Plan.

         "NHI" means National Health Investors, Inc., a Maryland corporation.

         "NHI CREDIT AGREEMENT" means the Revolving Credit Agreement dated as of September 1, 1995 executed by and between National and NHI, as may be amended, modified or restated from time to time.

         "NOTE" means the promissory note executed by Borrower referenced in
Section 3.2. (a) hereof, together with any and all extensions, amendments, restatements, renewals and modifications thereof.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

         "PLAN" means the National Health Corporation Leveraged Employee Stock Ownership Plan, as adopted by National, effective January 20, 1988, now known as National HealthCare Corporation Leveraged Employee Stock Ownership Plan, and as may be further amended and/or restated or merged from time to time.

         "SBT" means Sovran Bank/Central South, later known as Sovran Bank/Tennessee.

         "ST" means South Trust Bank of Alabama.

         "STATED RATE" means that rate of interest charged to the Trust for borrowings by the Trust pursuant to the Loan Agreement, as such rate shall change from time to time or be adjusted as provided for in the Loan Agreement.

         "SOVRAN LOAN" means that certain loan in the original principal amount of $38,500,000 from Sovran Bank/Central South to NHESOP, Inc. Leverage Employee Stock Ownership Trust as evidenced by that certain Loan and Security Agreement dated January 20, 1988 by and between Marine Midland Bank, N.A., not individually but as Trustee of the NHESOP, Inc. Leverage Employee Stock Ownership Trust and Sovran Bank/Central South.

         "SUBORDINATED DEBT" means any indebtedness that, to the satisfaction of National as evidenced by a writing signed by National is by its terms expressly subject and subordinate in all respects to all payments of Funded Debt.

         "TNB" means Third National Bank in Nashville.


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         "TRUST" means the National Health Corporation Leveraged Employee Stock
Ownership Trust established by National, effective January 20, 1988, and appointing Marine Midland Bank, N.A. as Trustee, which has been amended to replace Marine Midland Bank, N.A. as Trustee with Richard F. LaRoche, Jr. and Dr. Olin W. Williams as Co-Trustees and to change the name to National HealthCare Corporation Leveraged Employee Stock Ownership Trust, and as may be further amended and/or restated from time to time.

                                   ARTICLE II
                                   COMMITMENT

         Section 2.1. The Commitment. Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, National agrees to lend to Borrower the aggregate maximum principal amount of up to Fifty Million and No/100 Dollars ($50,000,000.00) (the "COMMITMENT"); provided, however, that the Commitment shall be divided between Borrower and NHI as of September 1, 1995 with $19,000,000 of the Commitment being allocated to Borrower and $31,000,000 of the Commitment being allocated to NHI pursuant to the terms of the NHI Credit Agreement and the Commitment to Borrower and NHI may be reduced on a percentage basis of 38% and 62%, respectively, from time to time, so that at no time shall the combined Commitments of National to Borrower and NHI be in excess of the principal amount outstanding from time to time under the Loan Agreement.

         The Loan is a revolving loan so that amounts repaid on the Loan after the Loan is funded can be reborrowed by Borrower but, in no event shall the principal amount outstanding exceed the Commitment allocated to the Borrower.

         National shall establish a loan account for Borrower and shall record in such loan account each loan made to Borrower under the Commitment allocated to the Borrower, all payments of principal and interest and the current principal balance from time to time outstanding. The record thereof shall be conclusive and binding on the Borrower as to such amounts in the records, except in the case of manifest error; provided, however, that the failure of National to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all loans made to it hereunder together with accrued interest thereon.

         The Borrower shall pay the Stated Rate on all amounts from time to time outstanding hereunder.

                                   ARTICLE III
                         LOAN PURPOSE AND DOCUMENTATION

         Section 3.1. Purpose. The purpose of the Loan will be solely for the refinancing of existing debt and the acquisition, renovation and development of nursing home properties owned or leased by Borrower.

         Section 3.2. List of Documents. National shall receive the following documents, satisfactory in all respects to National, each of which shall be duly authorized, executed, and delivered to National by the appropriate entity or entities, (together with this Agreement and all other documents and certificates executed in connection with this Agreement, collectively, the "LOAN DOCUMENTS"):

                  (a) Note. A revolving credit note executed by Borrower dated December 16, 1988 in the aggregate principal amount of Fifty Million and No/100 Dollars ($50,000,000.00), as amended and restated by the Amended and Restated Revolving Credit Note dated as of September 1, 1995 in the aggregate principal amount of Nineteen Million and No/100 Dollars ($19,000,000), together with any extensions, renewals and modifications thereof (the "NOTE").

         The Note shall be in substantially the form of Exhibit A.


                                   ARTICLE IV
                           PREPAYMENT TERMS AND USURY

         Section 4.1. Prepayment. Borrower may prepay all or part of the Indebtedness evidenced by the Note at any time before the Note matures without penalty (any such prepayment shall be applied first to accrued interest and then to principal); provided, however, that in the event of a prepayment of principal by Borrower to National accompanied by a simultaneous substantial reduction in contractual services between Borrower and National (exceeding thirty percent (30%) of annualized revenues with the base being the immediately preceding twelve (12) month period) then Borrower agrees to pay to National a prepayment fee computed by multiplying the prepaid principal amount by the Wall Street Journal Prime Rate on the date of prepayment by 15%. For example: Assume that in the third year of the loan amortization National is purchased and both the Management Agreement between Borrower and National, as well as National's relationship as the Administrative General Partner of Borrower are terminated. Further assume that the principal balance owing at this time is $15,000,000 and the Wall Street Journal Prime Rate on the transaction date is 10%. The prepayment fee would then be calculated as follows: Principal outstanding X Wall Street Journal Prime Rate X 15%, or $15,000,000 X 10% X 15%, or $225,000.





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
         Section 4.2. Usury. Notwithstanding any provision of this Agreement or the Note or any other Loan Documents to the contrary, it is the intent of National and the Borrower, and all parties liable on the Note, that National or any subsequent holder shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event National, or any subsequent holder, ever receive, collect, reserve or apply, as interest, any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal Indebtedness is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and National shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the Indebtedness; provided that if the Indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the Indebtedness, as of the date it was received, and, in such event, National shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

                                    ARTICLE V
                          ADDITIONAL INTEREST AND FEES

         Section 5.1. Additional Interest. Borrower shall pay to National an amount equal to one-half of one percent (.50 %) (computed on the total commitment of Fifty Million and No/100 Dollars ($50,000,000.00)) as additional interest on the Loan ("ADDITIONAL INTEREST"), payable as follows:

                  (a) twenty-five percent (25%) of the Additional Interest on or before December 21, 1988;

                  (b) eighteen and three-quarters percent (18.75%) of the Additional Interest March 16, 1989;

                  (c) eighteen and three-quarters percent (18.75%) of the Additional Interest on or before June 14, 1989;

                  (d) eighteen and three-quarters percent (18.75%) of the Additional Interest on or before September 12, 1989; and

                  (e) eighteen and three-quarters percent (18.75%) of the Additional Interest on or before December 11, 1989.




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
All amounts due under this Section 5.1. shall be deemed to have been earned at the closing of the Loan (the "CLOSING") and shall be due and payable as set forth in this Section 5.1. irrespective of any events occurring after the Closing, including but not limited to (i) Borrower's default under the Loan Documents, (ii) Borrower's failure to draw down or utilize the full amount of the Loan, or (iii) Borrower's refinancing of the Loan.

         Section 5.2. Fees. As additional consideration, Borrower shall pay all costs, expenses and fees of any kind incurred by the Trust in connection with the Loan Agreement.

         Section 5.3. Spread Fees. Borrower agrees that it shall on June 30 and December 31 of each year pay to National the difference, if any, between the amount of interest received by National from the Temporary Investments (as defined in the Loan Agreement) from time to time held by National and the amount of interest paid by the Trust pursuant to the Loan Agreement to borrow an amount of money equal to the principal amount of the Temporary Investments from time to time held by National.

                                   ARTICLE VI
                      COVENANTS AND WARRANTIES OF BORROWER

         Section 6.1. Borrower hereby covenants, represents and warrants that:

                  (a) Organization, Powers, etc. (i) Borrower has full power and authority to execute this Agreement and the documents required hereunder, as applicable, and to carry out the transactions contemplated hereby; (ii) the Borrower is validly existing and duly formed under the laws of the State of Delaware; (iii) the Borrower has filed all papers with all governmental authorities required as a pre-condition to own property and transact business; (iv) the Borrower has all the necessary power and authority to own its properties and assets and to carry on its businesses; and (v) the Borrower has all necessary power to enter into, execute and perform the Loan Documents, as applicable.

                  (b) Authorization of Borrowing etc. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution and delivery of the Note and other Loan Documents required hereunder have been duly authorized by all limited partnership action of the Borrower, and will not violate any provision of law, any order of any court or other agency of government, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower except as contemplated by this Agreement.



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

                  (c) Validity and Binding Nature. This Agreement, the Note and all other Loan Documents, when duly executed and delivered, are and will be, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

                  (d) Title to Properties. The Borrower has good and marketable title to all of the Borrower's properties and assets, and except as disclosed to National all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances.

                  (e) Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality, arbitration board or other agency now pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower, or any properties or rights of the Borrower, which, if determined adversely, would materially impair the rights of the Borrower to carry on business substantially as now conducted or would materially adversely affect the financial condition of the Borrower as a whole, or would impair the ability of the Borrower to perform its obligations under the Loan Documents. The Borrower is not in default with respect to any order, decree or judgment of any court, arbitrator or governmental body.

                  (f) Payment of Taxes. The Borrower has filed or caused to be filed all Federal, state and local tax and information returns that are required to be filed, and have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except for taxes that are being contested in good faith and all property reserved/or on Borrower's books and records.

                  (g) Agreements. Borrower is not a party to any restriction adversely affecting its business, properties or assets, operations or conditions (financial or otherwise). Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

                  (h) Purpose of Loan. Proceeds of the Loan will be used exclusively for the purposes set out in section 3.1.

                  (i) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (j) Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).



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
                  (k) Situs. Borrower's chief place of business is at the address appearing after Borrower's signature hereto. Borrower will notify National promptly in writing of any change in the location of any such chief place of business or the establishment of any new place of business.

                  (1) Records. Borrower at all times will keep accurate and complete records of its affairs. National shall have the right to call at Borrower's places of business at intervals to be determined by National, and without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data of Borrower.

                  (m) Sell or Transfer. Borrower, shall not sell or transfer all or a material portion of its assets to a third party outside the normal course of Borrower's business without National's prior written consent.

                  (n) Notice upon Event of Default. In the event of the occurrence of an Event of Default, Borrower shall notify National immediately in writing, setting forth the nature of the default and the action Borrower proposes to take to cure the default.

                  (o) Violation of Law. Borrower will comply with all applicable statutes and government regulations concerning its operations and assets.

                  (p) Costs, Expenses, etc. Borrower shall pay all costs incurred by National in connection with the preparation, recording, and filing of all documents evidencing or incident to this transaction, including any legal fees incurred by National.

                  (q) Consent. No consent of any party, not already obtained, including the limited and general partners of Borrower, and no license, approval, authorization, registration, or declaration with any governmental or regulatory authority or agency is required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents.

                  (r) Quarterly Financials. Borrower shall furnish to National within forty-five (45) days after the close of each quarter, including with respect to (ii) and (iii) of this Section 6.1 (r) the last fiscal quarter, (i) unaudited financial statements of Borrower using GAAP consistently applied by a certified public accounting firm acceptable to National, (ii) unaudited financial statements of Borrower's nursing homes, and (iii) a quarterly aging of Borrower's Accounts.

                  (s) Annual Financials. Borrower shall furnish to National within ninety (90) days after the close of each calendar year audited financial statements of Borrower using GAAP consistently applied by a certified public accounting firm acceptable to National, which statements shall express an unqualified opinion as to the soundness of Borrower's financial position. The audited financial statements shall be accompanied by a statement



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
         from the chief financial officer and general partner of Borrower, that no Events of Default have occurred (or with notice and/or the passage of time would occur) under the Loan Documents.

                  (t) Quarterly Compliance. Borrower shall each furnish to National within forty-five (45) days after the close of each quarter a statement confirming that no Event of Default exists under this Agreement, and Borrower shall furnish to National within forty-five
         (45) days after the close of each quarter calculations showing compliance with Section 7.1. hereof.

                  (u) SEC Reports. All of the financial statements of Borrower and the descriptions of Borrower's business and operations in Borrower's 10-Ks which have been delivered to National have been and are true and correct in all material respects and there has been no material adverse change in Borrower's financial condition, operations or further prospects since June 30, 1995.

         Section 6.2. Negative Covenants. So long as any Indebtedness secured hereby is outstanding, Borrower covenants that, without the prior written consent of National, it will not:

                  (a) Become liable, directly or indirectly, with respect to any obligation for money borrowed, or the equivalent, except the (i) Indebtedness, (ii) the loan evidenced by that certain Loan and Security Agreement dated as of January 20, 1988 by and between Marine Midland Bank, N.A., not individually but as Trustee of NHESOP, Inc. Leveraged Employee Stock Ownership Trust and SBT, (iii) the Two Million and No/100 Dollar ($2,000,000.00) working capital loan from Borrower to National and (iv) pursuant to the Loan Agreement and related documents.

                  (b) Make investments, other than in qualified employer securities of National, except for investments in Temporary Investments (as defined in the Loan Agreement).

                  (c) Suffer or permit any of its assets to become subject to any security interest, lien, or other encumbrance, except for those required by the Loan Agreement.

                  (d) Create, incur or suffer to exist any pledge, mortgage, assignment or other encumbrance of or upon any of its assets or property now owned or hereafter acquired, or of or upon the income or profits thereof, except (i) deposits or pledges in connection with or to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security or in connection with the good faith contest of any tax lien, (ii) presently existing liens, provided that the principal amount of indebtedness outstanding from time to time secured by such liens shall not be increased, (iii) liens remaining undischarged for not longer than sixty (60) days from the creation thereof in respect of judgments or awards that do not constitute an Event of Default hereunder, (iv) liens for taxes or reassessments or governmental charges or levies if payment shall not at the time be required to be made, (v) liens in respect of pledges or deposits to secure



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
         public or statutory obligations or to secure performance in connection with bids or contracts or materialmen's, mechanics', carrier's, workmen's, repairmen's or other like liens not then delinquent, or deposits to obtain the release of such liens; deposits to secure surety, stay, appeal or custom bonds; and licenses or leases of patents, trademarks or trade names, (vi) leases, liens, rights of reverter and other possessory rights of the lessor thereunder; zoning restrictions, easements, rights-of-way or other restrictions on the use of real property, and minor irregularities in the title thereto; and any other liens and encumbrances similar to those described in this subparagraph (vi) that were not incurred in connection with the borrowing of money or the obtaining of advances or credits, (vii) purchase money security interests so long as such liens attach only to the property acquired thereby, and (vii) the security interests expressly provided herein or in the Loan Agreement and related documents; provided that all of the foregoing do not in the aggregate materially detract from the value of Borrower's property or materially impair the use thereof in the operation of its businesses or the marketability thereof.

                                   ARTICLE VII
                  COVENANTS AND CONDITIONS IMPOSED ON BORROWER

         Section 7.1. Borrower shall comply with the following financial covenants, with determination of compliance being made quarterly unless more frequently requested by National:

                  (a) Funded Debt to Adjusted Tangible Net Worth Ratio. Borrower shall at all times maintain a "FUNDED DEBT" TO "ADJUSTED TANGIBLE NET WORTH" ratio of no more than 3.5 to 1. "Funded Debt" is defined as long term debt (but excluding Subordinated Debt), plus notes payable, plus current maturities of long term debt, plus capitalized and operating leases, plus all guaranties; and "Adjusted Tangible Net Worth" is defined as total equity of Borrower, plus approximately Fifteen Million Seven Hundred Forty-Five Thousand Dollars ($15,745,000) in deferred income resulting from the profit on the sale of nursing home properties to National as equity (which amount shall decrease in accordance with Borrower's books and records that comply with GAAP), plus Subordinated Debt, minus goodwill and unamortized loan costs in excess of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00).

                  (b) Debt Service Coverage. Borrower shall at all times maintain a minimum "Debt Service Coverage" of 1.3 to 1. The Debt Service Coverage is defined as the ratio of (i) the annualized sum of net income, plus depreciation/amortization, plus interest expense, minus the Maintenance Capital Expenditures Amount for such period, to
         (ii) interest expense, plus current maturities of long term debt, plus any payments required to fund any guaranty obligations of Borrower.

                  (c) Notes Receivable. Borrower shall at all times limit the balance of notes receivable as set forth on its financials to no more than Borrower's Adjusted Tangible Net Worth; provided, however, that the notes receivable listed in Exhibit B attached hereto shall be excluded from the balance of notes receivable as set forth on Borrower's financials in determining compliance with this subparagraph (c). The listing of notes receivable on Exhibit B attached hereto may be modified, amended and/or reduced from time to time by National; provided, however, that any nursing home project or use of Loan proceeds approved by National which results in a note receivable to Borrower automatically shall be excluded from the balance of notes receivable and shall be listed on Exhibit B.

                  (d) Fixed Charge Coverage Ratio. Borrower shall at all times maintain a Fixed Charge Coverage Ratio of not less than 1.10 TO 1. "FIXED CHARGE COVERAGE RATIO" shall mean (a) the annualized sum of net income, plus depreciation and amortization, plus interest expense, plus lease expense (excluding any components included in interest expense and amortization), minus distributions paid to holders of units of Borrower for the fiscal year, as projected by Borrower in written financial projections furnished to National or as actually paid, whichever is greater, divided by (b) the sum of interest expense, plus current maturities of long-term debt, plus lease expense (excluding any components included in interest expense and current maturities of long-term debt) plus any payments required to fund any obligations guaranteed by Borrower, including, without limitation, the Guaranteed Obligations (as such term is defined in the Loan Agreement), all as determined in accordance with GAAP.

                                  ARTICLE VIII
                          CONDITIONS PRECEDENT TO LOAN

         Section 8.1. The following shall be conditions precedent to National's obligation to make Loan contemplated hereby:

                  (a) Opinion of Counsel. Borrower shall provide National with an opinion of counsel that is acceptable to National and National's counsel.

                  (b) Charter and Limited Partnership Certificate. Borrower shall provide National certified copies of Borrower's limited partnership agreement and certificate of limited partnership of Borrower, together with certified copies, satisfactory in all respects to National, of all corporate and partnership resolutions and/or actions taken by Borrower and its general partner, authorizing the execution, delivery, and performance of this Agreement and the other agreements and transactions contemplated herein.

                  (c) Signature Information. Borrower shall provide Agent a certificate, satisfactory in all respects to National, of who will act as Borrower's representative or representatives for the purpose of executing documents and delivering and accepting notices and other communications in connection with the Loan Documents. National may conclusively rely on such certificate until National receives notice in writing from Borrower to the contrary.

                  (d) Documents. Borrower shall deliver to National the Note duly completed and executed by Borrower.

                  (e) Event of Default. No Event of Default shall have occurred and be continuing.

                  (f) Representations and Warranties. The representations and warranties in the Loan Documents shall be true and correct on and as of the Closing Date, and the chief financial officer of Borrower shall have delivered to National a duly executed certificate satisfactory in all respects to National as to the foregoing.

                  (g) Additional Documents or Information. Borrower shall provide National with any other documents or information that National may reasonably require.

         Section 8.2. Waiver. No advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of National's obligation to make the Loan, and the failure of Borrower to satisfy any condition not satisfied at Closing within ten (10) days after receipt of written notice from National shall constitute an Event of Default hereunder.

                                   ARTICLE IX
                                     DEFAULT

         Section 9.1. The term "Event of Default," whenever used in this Agreement and in any instrument referred to herein, shall mean any one or more of the following events or conditions:

                  (a) Principal or Interest Payment. Failure by Borrower to make payment of any installment of principal or interest on any of the obligations contained herein or in the Note within five (5) business days of when the same shall be due and payable under the terms hereof or thereof.

                  (b) Covenant or Agreement. Any breach by Borrower of any covenant, agreement, condition precedent, or undertaking of Borrower contained in this Agreement, if such breach shall continue without being cured for thirty (30) days after notice thereof to Borrower from National by certified mail.

                  (c) Representations or Warranties. Any breach of Borrower's representations or warranties contained herein or any misstatement or omission of fact or failure to state facts necessary to make such representations and warranties in this Agreement not misleading.

                  (d) Misleading Report. Any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the borrowings hereunder shall prove to be false or misleading in any material respect.

                  (e) Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator or trustee of Borrower, or of any of its property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than sixty (60) days; or Borrower is adjudicated bankrupt or insolvent; or any of the property of Borrower is sequestered by court order and such order remains in effect for more than sixty (60) days; or a petition is filed against Borrower under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and not dismissed within sixty (60) days of filing.

                  (f) Voluntary Petitions. Borrower takes affirmative steps to prepare to file or files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law.

                  (g) Monetary Judgment. Final judgment for the payment of money exceeding valid, applicable, collectible insurance coverage by more than One Hundred Thousand and No/100 Dollars ($100,000.00) shall be rendered against the Borrower and such judgment is not discharged or satisfied within one hundred twenty (120) days of the date such judgment becomes final;

                  (h) Existence. The Borrower shall cease to exist.

                  (i) Plan Termination. The complete termination of the Trust, which shall include, without limitation, the complete cessation of contributions by National and its Affiliates to Plan or the termination of the Plan by appropriate corporate resolution(s).

                  (j) Tax Lien. The filing of any tax lien whatsoever with respect to any of Borrower's property, except for a tax lien that is being contested in good faith.

                  (k) Cross Default. The occurrence of any event of default as defined under (i) the Sovran Loan or (ii) the Loan Agreement.

         Section 9.2. Remedies. Upon the occurrence of any Event of Default all obligations of Borrower contained herein or in the Note shall become due and payable immediately without presentment, demand, or notice to Borrower or any other person obligated hereon or thereon.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1. Survival. All agreements, representations, and warranties contained herein or made in writing by or on behalf of Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by National and the acquisition and disposition of the note evidencing the Indebtedness secured hereby.

         Section 10.2. Selection of Remedies. This Agreement shall not prejudice the right of National at its option to enforce collection of the Note evidencing the Indebtedness by suit or in any other lawful manner, or to resort to any other security for the payment of the Note, this Agreement and the other Loan Documents being additional, cumulative, and concurrent security for the payment of such obligations.

         Section 10.3. Cumulative Remedies. No right or remedy in this Revolving Credit Agreement, the Note, or the other Loan Documents referred to herein is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every other right or remedy herein or in such notes conferred, now or hereafter existing, at law, in equity, or by statute.

         Section 10.4. Delay or Omission. No delay or omission by National to exercise any right or remedy shall impair any other right or remedy or be construed to be a waiver of any default or an acquiescence therein. Every right and remedy herein conferred or now or hereafter existing at law, in equity, or by statute may be exercised separately or concurrently and in such order and as often as may be deemed reasonable by National.

         Section 10.5. Invalidity. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

         Section 10.6. Time. Time is of the essence with regard to each and every provision of this Agreement.

         Section 10.7. Entire Agreement. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and no amendment or waiver of any provision of any Loan Document, nor any consent thereunder, shall in any event be effective without the written concurrence of National then such waiver or consent shall be effective only in the specific instance and for the specific purposes for which given.

         Section 10.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, in no event shall Borrower assign its rights under the Loan Documents without the prior written consent of National. Any such assignment without such prior written consent shall be void.

         Section 10.9. Counterparts. This Agreement may be executed in two (2) or more counterparts, and it shall not be necessary that the signatures of all parties be contained on any one counterpart; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 10.10. Waiver of Jury Trial. NATIONAL AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVER (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

         Section 10.11. Closing. The closing shall occur at the offices of Farris, Warfield & Kanaday on December 16, 1988 at 10:00 a.m. Nashville time or at such other location and time as the parties hereto shall mutually agree.

         Section 10.12. Costs, Expenses, and Taxes. Borrower agrees to pay on demand all out-of-pocket costs and expenses of National (including the reasonable fees and out-of-pocket expenses of counsel for National and of local counsel, if any, whom National's counsel may retain) in connection with the preparation, execution, delivery, administration, enforcement and/or protection of National's rights under the Loan Documents. In addition, Borrower shall indemnify National from and against any and all costs, expenses (including reasonable legal fees), claims, demands, actions, losses or liabilities (except such as are a direct result of the gross negligence or willful misconduct of National) that National may suffer or incur in connection with this Agreement or any of the Loan Documents. In addition, Borrower agree to pay and to hold National harmless from all liability for any stamp or other taxes (including taxes under Tennessee Code Annotated Section 67-4-409 due upon the recordation of mortgages and financing statements) that may be payable in connection with the execution or delivery of this Agreement, under this Agreement, or the issuance of the Note or any other Loan Documents delivered or to be delivered under or in connection with this Agreement. Borrower, upon request, promptly will reimburse National for all amounts expended, advanced, or incurred by National to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or obligation of Borrower, or to collect the Indebtedness, or to enforce the rights of National under this Agreement or any other Loan Document, which amounts will include without limitation all court costs, attorneys' fees, fees of auditors and accountants, costs of insurance, and investigation expenses reasonably incurred by National in connection with any such matters, together with interest thereon at the rate applicable to past due principal and interest as set forth in the Loan Documents but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this Section provides shall survive any termination of this Agreement.

                                   ARTICLE XI
                                  CHOICE OF LAW

         Section 11.1. Tennessee. This Agreement is being delivered and is intended to be performed in the State of Tennessee and, to the extent not governed by the laws of the United States of America, shall be construed and enforced in accordance with and governed by the laws of such State.

         Section 11.2. Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY TENNESSEE STATE OR FEDERAL COURT SITTING IN THE CITY OF NASHVILLE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT.

         Section 11.3. Process. PROCESS MAY BE SERVED IN ANY SUIT, ACTION COUNTERCLAIM OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 11.2. HEREOF BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF THE BORROWER, AND NATIONAL, AS APPLICABLE, AS SET FORTH IN SECTION 12.1. HEREOF OR TO ANY OTHER ADDRESSES OF WHICH THE BORROWER HAVE GIVEN WRITTEN NOTICE TO NATIONAL. THE BORROWER HEREBY AGREES THAT SUCH SERVICE (A) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION, COUNTERCLAIM OR PROCEEDING, AND (B) SHALL TO THE FULLEST EXTENT ENFORCEABLE BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.

                                 ARTICLE XII
                                    NOTICE

        SECTON 12.1   Notice.  Any communications between the parties hereto or
notices provided herein shall be deemed given upon the mailing of same by certified mail, return receipt requested, to: the address set forth below or to such other addresses as the parties may indicate hereafter in writing.

                        Borrower:  100 Vine Street
                                   Murfreesboro, Tennessee 37130
                                   Attention:  Mr. W. Andrews Adams

                        National:  100 Vine Street
                                   Murfreesboro, Tennessee  37130
                                   Attention:  Mr. Richard F. LaRoche, Jr.

                                 ARTICLE XIII
                                 SEVERABILITY

        Section 13.1. Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidty shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and date first above written.


                                  NATIONAL HEALTHCARE L.P.

                                  By:   NHC, INC.
                                        Managing General Partner



                                        By: /s/
                                           -----------------------------

                                        Title: Sr. V.P.
                                              --------------------------

                                  NATIONAL HEALTHCARE CORPORATION


                                  By: /s/
                                     --------------------------------

                                  Title: Sr V.P.
                                        -----------------------------